[SUTHERLAND ASBILL & BRENNAN LLP LETERHEAD]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for the Heritage flexible premium survivorship variable universal life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 333-69508). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     SUTHERLAND ASBILL & BRENNAN LLP

                                     By:  /s/ W. Thomas Conner
                                          -----------------------------
                                              W. Thomas Conner

Washington, D.C.
April 29, 2004